Exhibit 10.1
PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K, THIS EXHIBIT OMITS CERTAIN INFORMATION, IDENTIFIED BY [***], THAT IS NOT MATERIAL AND THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Maximum Amount Guarantee Contract

(Sample Text)

Ref: ZDBZ202508

Creditor: Industrial Bank Co., Ltd. Shanghai Gubei Branch
Domicile:Room 105-1, 105-2, 105-3, 105-4, 202-1, 202-2, 2003-1,
2003-2, 2004-1, 2004-2, 1699 Gubei Road, Minhang District, Shanghai
Legal Representative/Responsible Person: Ping Yao

Guarantor: Zai Lab Limited
Domicile: Harbor Place 2nd Floor, 103 South Church Street,
P.O. Box 472, George Town, Grand Cayman KY1-1106,
Cayman Islands
Legal representative/person in charge: YING DU

Guarantor (natural person): /
Domicile: /
Identification Document Type: /        Document No.: /

Place of signing: Jing’an District/County, Shanghai

Important Notes for Signing
In order to protect your rights and interests, please read, check and confirm the following matters carefully before signing this contract:
1. You and your company have the right to sign this contract, and if you need to obtain the consent of others in accordance with the law, you and your company have obtained full authorization to do so; If the processing of other people’s personal information is involved, you and your company have obtained written documents from others to consent to the processing of their personal information by Industrial Bank.
2. You and your company have carefully read and fully understood the terms of the contract, and paid special attention to the content pertaining to the major interests of you and your company, such as the assumption of liability, exemption or mitigation of the liabilities of Industrial Bank and the processing of personal information, as well as the content in black font;
3. You and your company have fully understood the meaning of the contract terms and the corresponding legal consequences, and are willing to accept such terms;
4. By signing this contract, you and relevant individuals agree and authorize Industrial Bank to process personal information of you and relevant individuals and store it for the period specified by Industrial Bank. You and relevant individuals are aware of the rights to know, decide, withdraw consent, restrict or refuse third-party processing and other rights regarding the processing of personal information, and Industrial Bank has provided services such as information and decision on personal information processing through diversified methods (including but not limited to on-site notification); If you and relevant individuals intend to withdraw, restrict or refuse the authorization of Industrial Bank to process personal information, you can do so in accordance with this contract or the management procedures of Industrial Bank.
5. If you and your company still have questions about this contract, or if you and your company spot any violations of laws and regulations in the contract and the business charges under the contract, please call Industrial Bank in time or directly file a complaint to or consult with an outlet of Industrial Bank by calling: 95561 .

The guarantor voluntarily provides security for the debts incurred continuously between the credit grantor and Zai Lab (Shanghai) Co., Ltd. (i.e., the “debtor”) for a certain period of time. In order to clarify the rights and obligations of both parties and adhere to creditability, the parties hereto sign this contract in accordance with the relevant national laws and regulations for mutual compliance.
Article 1 Definitions and Interpretations
Unless otherwise agreed in writing by both parties:
1. The definitions and interpretations agreed in the master contract (as defined below) shall apply to this contract.
2. “Creditor’s claims”, or principal creditor’s claims, including all kinds of loans denominated in domestic and foreign currencies, trade financing (including the issuance of international and domestic letters of credit, trust receipts, packaged loans, import and export bills, overdrafts, factoring, buyer’s credit, order financing, forfaiting, payment on behalf of the debtor, other international and domestic trade financing businesses, and more), bill business (including bill acceptance, bill discounting, bill repurchase, commercial bill discounting with guarantee, commercial bill guarantee, bill payment guarantee and other bill business, and more), guarantee business (including international and domestic guarantees, standby letters of credit, and other guarantee business), precious metal transactions (including gold leasing, agency precious metal transactions, precious metal pledge financing and other precious metal business), lending, derivatives transactions and other on- and off-balance sheet financial businesses (including principal, interest, penalty interest, compound interest, liquidated damages, damages, the expenses of creditors realizing their creditor rights, and more). In the performance of the master contract, the specific business types are subject to adjustment, change or supplementation between the creditor and the debtor by negotiation, and the specific business contract signed between the creditor and the debtor under the master contract shall prevail, which is not limited to the scope of the business types specified above.
The creditor’s “claims” under this contract correspond to the debtor’s “debts”, and the creditor’s claim against the debtor under the master contract corresponds to the debtor’s debt to the creditor under the master contract..
3. “Principal” refers to the principal amount of various claims under on- and off-balance sheet items stipulated in Paragraph 2 of this Article incurred by the creditor when processing transactions for the debtor, including but limited to the principal of loans denominated in domestic and foreign currencies, trade finance, bank acceptance bills, bill discounts and advances, advances under guarantees and letters of credit, the principal amount of the creditor’s guarantee liability for the debtor, and the principal part of the claims under various off-balance sheet financial business items.
4. “Guaranteed maximum principal amount/maximum principal claim amount” refers to the maximum principal amount/maximum principal claim amount clearly agreed upon by both parties hereto in order to clarify the scope of the claims guaranteed in this contract, under which the guarantor shall be jointly and severally liable for the balance of all claims under the guaranteed maximum principal amount/maximum principal claim amount, regardless of the number and amount of each claim between the creditor and the debtor.
5. “Validity period of the guarantee amount” refers to an uninterrupted continuous period expressly agreed upon by both parties hereto in order to clarify the scope of the claims guaranteed in this contract. During this period, the guarantor shall be jointly and severally liable for all claims under the guaranteed maximum principal amount/ maximum principal claim amount of the debtor’s guarantee, regardless of whether the single debt repayment period owed by the debtor exceeds the period.
6. “Expenses for creditors to realize their creditor’s rights” refer to litigation (arbitration) fees, lawyer fees, travel expenses, enforcement fees, preservation fees and other expenses for realizing creditor’s rights paid by the creditor when realizing its creditor’s rights through litigation, arbitration, or applying to a notary public for the issuance of an enforcement certificate.
7. The creditor exercises balance control over the debtor’s claims. The balance refers to the sum of the creditor’s right against the debtor during the validity period of the guarantee amount, including the undue balance and the due and outstanding balance.
(1) Undue balance refers to the balance of various outstanding debts formed before the expiration of the debt performance period.
(2) Due and outstanding balance refers to the balance of debts that the debtor and guarantor have not yet fulfilled their repayment obligations after the expiration of the debt performance period.
8. A “master contract” refers to the line of credit contract (i.e., the “general contract”) signed between the creditor and the debtor during the validity period of the guarantee line of credit and all the “subcontracts” for the use of the line of credit, as well as the contract that specifically stipulates the amount of each debt, the period of debt performance, and other rights and obligations.
Specifically, a “subcontract” refers to a contract signed by the debtor when handling various financing, guarantees and other on- and off-balance sheet financial transactions within the line of credit determined by the creditor in accordance with the line of credit contract, which specifically stipulates the amount of each principal creditor’s right, the repayment period of the principal creditor’s right, and other rights and obligations. The line of credit contract is the general contract of the subcontracts, and the subcontract has the same legal effect as the general contract and is an inseparable part of the general contract. The format of a sub-contract is not limited, which can an application for issuance, bill of exchange, contract, agreement and other formats that creditor deems appropriate according to business needs. Should there be any inconsistency between the general contract and the subcontract, the subcontract shall prevail.
9. “Working days” herein refer to working days other than statutory holidays and weekends in China (excluding Hong Kong, Macao and Taiwan). In this contract, “business day” refer to the business days of the credit bank. If a withdrawal or repayment date is a non-business day during the performance of the contract, it will be postponed to the next business day.
Article 2 Guaranteed Principal Claim
The principal claim guaranteed by this contract include:
1.The Line of Credit Contract with No. ZDSX202508 (i.e., the “General Contract”) signed by the creditor and the debtor dated 10/13/2025 and all the “subcontracts” thereunder.
2.The contract signed by the creditor and the debtor specifically stipulating the amount of each debt, the performance period of the debt, and other rights and obligations during the validity period of the guarantee amount .
3.The following contracts had already been concluded before the validity period of the guarantee amount starts:
(1) No. / “ ” (contract name) dated MM / DD / YY;
(2) No. / “ ” (contract name) dated MM / DD / YY;
(3) No. / “ ” (contract name) dated MM / DD / YY;
(4) Other contracts: / .
4. All creditor’s claims against the debtor arising under the above master contract constitute the master contract claims guaranteed by this contract, and the currency, principal amount, interest rate, and debtor’s debt performance period shall be subject to the provisions of the master contract.
Article 3 Guaranteed Maximum Principal Amount/Maximum Principal Claim Amount
1. The guaranteed maximum principal amount under this contract is (1) :
(1) The guaranteed maximum principal amount under this contract is (in words) RMB three hundred million.
(2) The maximum principal claim under this contract is / (in words) / .
2. Within the guaranteed maximum principal amount/maximum principal claim amount, the guarantor shall be jointly and severally liable for all the balance of claims under the guaranteed maximum principal amount/maximum principal claim (including principal, interest, penalty interest, compound interest, liquidated damages, damages, and the expenses of realizing the creditor’s rights, etc.).
Article 4 Validity Period of Guaranteed Amount
    1. The guaranteed amount is valid from October 13, 2025 to May 5, 2026.
    2. Unless otherwise stipulated in this contract, the debt guaranteed under this contract shall be incurred within the validity period of the guaranteed amount, while the maturity date of each debt may exceed the expiration date of the validity period of the guaranteed amount. In other words, regardless of whether the maturity date of a single debt of the debtor exceeds the maturity date of the validity period of the guarantee amount, the guarantor shall bear joint and several guarantee liability for the guaranteed claims.
Article 5 Guarantee Manner
1. The guarantor’s guarantee hereunder is joint and several liability guarantee, that is, the guarantor and the debtor are jointly and severally liable for the debt. Regardless of the reason why the debtor fails to perform its debts due and payable as stipulated in the master contract (including but not limited to debts required by creditors to be recovered in advance due to the default of the debtor or guarantor) or the circumstances as stipulated in this contract, the guarantor shall perform its liability to repay on behalf of the debtor in accordance with this contract.
2. If the debtor fails to repay the principal and interest on time as agreed in the master contract after the expiration of the principal debt performance period, the guarantor shall be jointly and severally liable for repayment in accordance with the contract.

3. During the principal debt performance period, if the creditor declares the early expiration of the debt performance period in accordance with the master contract, the guarantor shall be jointly and severally liable for the debts due in advance and other debts within the guarantee scope.
Article 6 Guarantee Scope
1. The claims guaranteed by this contract (hereinafter referred to as “guaranteed claims”) are all claims against the debtor formed by the creditor by providing various loans, financing, guarantees and other on- and off-balance sheet financial services for the debtor in accordance with the master contract, including but not limited to the principal and interest (including penalty interest and compound interest) of claims, liquidated damages, damages, and the expenses of the creditor’s realization of the claims.
2. The creditor’s claims against the debtor that already exists before the amount of the guarantee in this contract is calculated and that both parties agree to transfer to the maximum guarantee amount agreed in this contract.
3. The creditor’s claims against the debtor arising from the creditor’s provision of financing facilities (including trade financing, acceptance, bill rediscounting, or guarantee services) to the debtor during the validity period of the guaranteed amount, which crystallizes into payable claims due to the debtor’s default, dishonor, or the creditor’s advance payment after the expiration of the Validity Period, shall constitute a portion of the guaranteed claims.
4. The principal, interest, other expenses, performance period, purpose, rights and obligations of the parties and any other related matters of each claim enjoyed by the creditor arising from the debtor’s handling various financing, guarantees and other on- and off-balance sheet financial operations under the master contract shall be subject to the provisions in relevant agreements, contracts, applications, notices, various vouchers and other relevant legal documents under the master contract, and confirmation by the guarantor is not required for the issuance or signing of relevant agreements, contracts, applications, notices, various vouchers and other relevant legal documents.
5. For the avoidance of ambiguity, all expenses and costs incurred by the creditor arising from or in connection with the preparation, improvement, performance or enforcement of this contract or the exercise of any rights hereunder (including but not limited to attorney fees, litigation (arbitration) fees, costs of applying for an enforcement certificate from a notary institution, etc.) constitute part of the guaranteed claims.
Article 7 Guarantee Period
The guarantee period under this contract is:
1. The guarantee period is calculated separately according to each financing provided by the creditor to the debtor under the master contract, and for each financing, the guarantee period is three years after the date of expiration of the debt performance period under the financing.
2. If the financing determined by a single master contract expires in batches, the guarantee period of each batch of debts is three years after the expiration date of the performance period of each batch of financing.
3. If the principal claims are repaid in installments, the guarantee period of each claim is also calculated in installments, and the guarantee period is three years after the date of maturity of each claim.
4. Where the creditor and the debtor reach an extension agreement on any financing under the master contract, the guarantor hereby irrevocably acknowledges and agrees to the extension, and the guarantor shall still bear joint and several guarantee liability for each financing under the master contract in accordance with this contract. For each extension of financing, the guarantee period is three years after the expiration date of the debt performance period newly stipulated in the extension agreement.
5. If the creditor declares the debt to mature early in accordance with the provisions of laws and regulations or the master contract, the guarantee period shall be three years after the date of expiration of the debt performance period notified by the creditor to the debtor.
6. The guarantee period under the acceptance of bank acceptance bills, letters of credit and letters of guarantee is three years after the date of the creditor makes advance payment. For installment payments, the guarantee period shall be calculated separately from the date of each advance payment.
7. The guarantee period for discounting commercial bills is three years after the date of maturity of the discounted bills.
8. For other on- and off-balance sheet financial services provided by the creditor to the debtor, the guarantee period is three years after the date of expiration of the debt performance period under the financial business.

Article 8 Performance of Guarantee Liability
1. The guarantor shall bear joint and several guarantee liability under this contract, and the guarantor shall immediately perform its debt liability and waive all defenses after receiving the notice as long as the creditor submits to the guarantor a debt collection notice listing the guarantee contract number and the balance of creditor’s claims.
2. Unless otherwise agreed in the contract, the guarantor hereby irrevocably agrees that the creditor has the right to allow the debtor to transfer all or part of the debt, and the guarantor shall bear joint and several guarantee liability for the debt transferred by the debtor in accordance with this contract.
3. The guarantor hereby specifically declares that the guarantor is aware that the use of the claims guaranteed by this contract may include repayment of existing debt with new financing (debt refinancing), and the guarantor agrees to bear joint and several guarantee liability for the creditor’s rights for debt refinancing in accordance with this contract.
4. If the debtor violates the provisions of the master contract (including but not limited to the debtor’s failure to use the loans for the purpose agreed in the master contract), the guarantor’s joint and several guarantee liability remains unaffected, and the guarantor shall not request mitigation or exemption of the joint and several guarantee liability on this ground.
Article 9 Representations and Undertakings of the Guarantor
The guarantor voluntarily makes the following representations and undertakings , and assumes legal responsibility for the authenticity of its contents:
1. The guarantor is an independent legal entity, possessing all necessary civil rights and civil capacity, and providing relevant proofs, permits, certificates and other documents required by the creditor from time to time according to the requirements of creditors. If it involves the processing of personal information of natural persons related to the guarantor or the guarantor and its spouse, a written document of personal consent to the creditor’s processing of their personal information should be issued.
2. The guarantor has sufficient ability to perform all obligations and liabilities under this contract, and voluntarily pays off to creditors the debts arising from the debtor’s financing, guarantee and other on- and off-balance sheet financial operations under the master contract, and shall not be relieved or exempted from the repayment liability due to any instructions or changes in financial status. If the guarantor is a natural person, the guarantor further undertakes that if the guarantor becomes missing or is declared legally missing, unreachable through commercially reasonable efforts, whereabouts unknown, or loses necessary capacity for civil conduct, the guardian and property receiver will bear joint and several guarantee liability to the creditor under this contract to the extent of the guarantor’s property. If the guarantor dies or is declared dead, their estate shall be used to bear joint and several guarantee liability to the creditor under this contract.
3. The guarantor has full authorization and legal rights to sign this contract, and the guarantor has obtained and undergone all its internal approvals and authorizations or other related procedures necessary for signing and performing this contract, and has obtained and undergone all necessary approvals, registrations, authorizations, consents, permits or other related procedures of any government departments or other authorities necessary for signing and performing this contract. All approvals, registrations, consents, permissions, authorizations and other relevant procedures required to sign this contract shall remain fully legal and valid.
4. If the guarantor is an entity/company, the guarantor signs this contract in full compliance with the relevant articles of association, internal decisions of the guarantor, and the resolutions of the shareholders’ meeting and the board of directors. The signing of this contract does not conflict or contradict any of the guarantor’s articles of association, contract and resolutions of the shareholders’ meeting, the board of directors and the policies of the company.
5. The signing and performance of this contract is based on the true intention of the guarantor. The signing and execution of the above contract does not violate any laws, regulations, ordinances or contractual provisions binding on the guarantor. This contract is legal, valid and enforceable. If it becomes invalid due to the guarantor’s defect in the rights at the time of signing and performing this contract, the guarantor will immediately and unconditionally compensate the creditor for all losses.
6. All documents, financial statements and other information provided by the guarantor to creditors under this contract shall be true, complete, accurate and valid.
7. If the guarantor changes the shareholding structure or main management personnel, or other material events and transactions occur, it shall obtain the prior written consent of the creditor.
8. After the guarantor fulfills its guarantee liability, it has the right to recover money from the debtor without affecting the debtor’s future repayment of debts. But if the debtor faces both the guarantor’s recovery and any payment demands from the creditor under the master contract, the guarantor agrees that the debtor shall prioritize the repayment of its debt to the creditor.
9. If the debtor and the guarantor have entered into, or will enter into a counter-guarantee contract for the guarantee obligations under this contract, the counter-guarantee contract shall not prejudice any rights of the creditor under this contract in law or fact.
10. Before the guaranteed debt is fully paid off, the creditor has the right to require the guarantor to provide a new full and effective guarantee if the guarantor’s guarantee capacity is reduced to insufficient for any reason.
11. No litigation, arbitration or administrative penalty against the guarantor or its property has occurred or is pending or may occur to the guarantor’s knowledge, and, no liquidation or business suspension or other similar proceedings has occurred against the guarantor, whether initiated voluntarily or by a third party.
12. If a lawsuit or arbitration or other dispute arises between the creditor and the guarantor or any third party related to the guarantor due to the performance of its obligations under this contract, resulting in the creditor being forced to be involved in a dispute between the guarantor and any third party, the creditor shall bear the litigation or arbitration fees, attorney’s fees and other expenses paid by the creditor as a result.
13. If other guarantees exist under the master contract (including but not limited to guarantees, mortgages, pledges, standby certificates and other forms of guarantee), the guarantor agrees that the creditor may waive part of the security right or the order of the security right (including the case where the collateral is provided by the debtor), or may waive/reduce part of the guarantor’s guarantee liability, and the creditor and any guarantor (including where the mortgagor/ the pledger is the debtor himself) may agree to change the order of the security rights and the amount of the guaranteed claims, etc.. Notwithstanding any such action taken by the creditor, the guarantor shall still bear all joint and several guarantee liability in accordance with this contract.
14. If the debtor’s payment to the creditor’s claims under the master contract is insufficient or may not be sufficient to pay off all the debts, or if the guarantor’s repayment under this contract is insufficient or likely to be insufficient to pay off all the guaranteed claims, the creditor shall determine the specific order of repayment or deduction.

15. If the guarantor is an entity/company, it undertakes that the information it publishes in the National Enterprise Credit Information Publicity System is true, complete, legal and valid, and the guarantor undertakes to continuously agree to the creditor’s inquiry into the information that the enterprise chooses to and not disclose in the system. If the creditor requests capital verification, the guarantor agrees to conduct capital verification according to the creditor’s requirements and provide a capital verification report issued by a professional institution.
16. The guarantor shall immediately notify the creditor in writing of any default events of this contract, guarantee contract or other contract that occurs under this contract and between the guarantor and any department or institution of Industrial Bank (including subsidiaries of Industrial Bank), other banks, non-banking financial institutions or entities.
17. If the guarantor registers for any incorporation, change or makes deregistration with China’s administrative department for Industry and Commerce or other relevant authorities, it shall notify the creditor before applying for registration and immediately deliver a copy of the relevant registration to the creditor after the registration is completed.
18. The guarantor hereby makes the following representation and authorization: the creditor has the right to conduct necessary investigations into the guarantor’s credit status in accordance with national laws, regulations and relevant policies, including inquiring about the guarantor’s credit information in the basic financial credit information database established by China, and may submit the relevant credit information to the national basic financial credit information database according to the needs of the People’s Bank of China regarding the construction of enterprise and personal credit reporting work, and hereby allows the relevant information to be legally queried within the scope of authorization.
19. The guarantor hereby makes the following representation and authorization: the creditor has the right to submit information about this contract and other relevant information to the administrative/judicial/supervision departments, banking regulators, banking associations and their established information management systems based on the needs of above-mentioned departments, institutions for information management, and hereby allows the relevant information to be legally queried.

Article 10 The Guarantor’s Obligation to Disclose Material Transactions and Material Events to the Creditor
1. The guarantor shall promptly report to the creditor in writing any material transactions and material events that occur to the guarantor.
2. During the validity period of this contract, if matters such as a share transfer, reorganization, merger, spinoff, shareholding reform, joint venture establishment, partnership, joint cooperation, contracting, lease, change of business scope and registered capital, transfer of major assets, contingent liabilities occur to the guarantor, or any matter that may affect or seriously affect its ability to bear responsibility occurs, the guarantor shall notify the creditor in writing 30 calendar days in advance. When the changed shareholding reaches / % , the prior written consent of the creditor should be obtained.
3. In case of the termination of business, suspension of business, declaration of bankruptcy, dissolution, revocation of business license, deterioration of financial situation, or any other major event that may affect or seriously affect its ability to bear responsibility, the guarantor shall notify the creditor in writing on the date of occurrence of such events.
4. When a material litigation, arbitration or other material dispute arises between the guarantor and any third party, or when the guarantor’s material assets are seized, sealed, frozen, enforced, or subject to other measures of the same effect, which may affect or significantly affect its ability to bear liability, the guarantor shall immediately notify the creditor in writing on the date of occurrence of such event.
5. The guarantor undertakes that it shall not use legal disputes with any third party (including disputes over basic trade contracts) to prejudice the creditor’s claims.
Article 11 Creditor’s Rights
1. When the debtor fails to perform its obligations in accordance with the master contract or the guarantor fails to perform the provisions under this contract, the guarantor and the guarantor’s spouse hereby irrevocably authorize the creditor to directly deduct the amount from any account opened by the guarantor and the guarantor’s spouse with the creditor and with all branches and subsidiaries of Industrial Bank to repay the guaranteed claims without the need for initiating litigation or arbitration or other legal procedures. The guarantor and guarantor’s spouse agree that the creditor has the right to decide the specific order of deduction. When the creditor deducts money from the guarantor and the guarantor’s spouse account, if the currency in the account is different from that of the guaranteed claim, it shall be converted according to the middle rate announced by the creditor on the day of deduction. If the account stipulated in this paragraph involves wealth management products or structured deposits, the guarantor and the guarantor’s spouse hereby irrevocably authorize the creditor to directly initiate the redemption application for the relevant products or take other necessary measures on behalf of the themselves to ensure the smooth deduction of the above amounts by the creditor, and the guarantor and the guarantor’s spouse shall cooperate as necessary.
2. The creditor has the right to request the guarantor to provide financial reports, financial statements, personal information and other information reflecting its business and credit status at any time.
3. When the debtor fails to perform its obligations or the provisions of this contract, regardless of whether the creditor has other guarantee rights to the claims under the master contract (including the guarantee of the debtor’s own provision and the guarantee or guarantee of the third party, the specific security methods include but not limited to guarantees, mortgages, pledges, letters of guarantee, standby letters of credit and any other forms of security), the creditor has the right to require the guarantor to bear all joint and several guarantee liabilities hereunder without first exercising other guarantee rights. The guarantor voluntarily waives the defense of requiring the creditor to first perform the guarantee provided by the debtor and all other defenses against the creditor under laws and regulations.
4. Before or after the determination of the claims guaranteed by this contract, the creditor has the right to transfer all claims under the master contract and its corresponding guarantee interests to a third party (or establish a special purpose vehicle such as a trust or asset management plan) without the consent of the guarantor. The guarantor agrees to provide joint and several liability guarantees for the transferee of the creditor’s rights (or the establishment of a special purpose vehicle such as a trust or asset management plan) and the original creditor (if any) for the transferred and non-transferred (if any) claims in accordance with this contract.
5. If the guarantor is an entity/company and if the guarantor defaults under this contract, or there is a situation that may endanger the creditor’s realization of the claims, the creditor has the right to request the guarantor and its shareholders to expedite the maturity of the subscribed capital contribution obligations, and the guarantor shall subscribe for capital in a timely manner according to the creditor’s requirements. The creditor has the right to demand that the guarantor and its shareholders not to pay dividends.
Article 12 Changes to the Master Contract
The guarantor agrees and confirms that the creditor and the debtor shall modify or change the master contract via negotiation, or the extension of the financing, guarantee and other on- and off-balance sheet financial business under the master contract shall be deemed to have obtained the guarantor’s prior consent without notifying the guarantor, and the guarantor’s joint and several guarantee liability shall not be mitigated or exempted as a result.
Article 13 Event of Default and Liability for Default
1. After this contract takes effect, both the creditor and the guarantor shall perform the obligations stipulated herein, and if either party fails to perform or does not fully perform the obligations stipulated herein, it shall bear the corresponding liabilities for breaching this contract.
2. Any of the following situations constitutes a default by the guarantor:
(1) Any certificates and documents submitted by the guarantor to the creditor and any of the representations and undertakings in Article 9 of this contract are proved to be untrue, inaccurate, incomplete or deliberately misleading;
(2) The guarantor violates the disclosure obligation of material transactions and material events as provided for in Article 10 above;
(3) The guarantor’s credit status and financial condition deteriorate, or the loss of business reputation, the solvency (including contingent liabilities) is significantly weakened, or the guarantor may lose its ability to guarantee due to factors other than the guarantor itself;
(4) The guarantor’s business is suspended, terminated, is declared bankrupt, dissolved, has its business license revoked;
(5) The guarantor or the guarantor’s controlling shareholder, actual controller, or related parties are involved in a major litigation, arbitration case or other disputes, or its major assets are seized, sealed, frozen, enforced, or other measures with equivalent effect have been taken;
(6) Any of the guarantor or the guarantor’s legal representatives, actual controllers, directors, supervisors, or senior management is criminally detained or other compulsory measures are taken against them, is missing or declared missing, lose necessary civil capacity, cannot be contacted normally, die or are declared dead, or has no heir, legatee, property receiver or heir, or the legatee refuses to accept the inheritance or bequest, or the guardian, heir, legatee or property receiver refuses to continue to perform this contract, or transferring assets under the pretense of changing marital relations or attempting to transfer assets, etc., which results in an adverse impact on the guarantor’s solvency;
(7) Any default event by the guarantor under this contract and with any department or institution of Industrial Bank (including subsidiaries of Industrial Bank), other banks, non-banking financial institutions or entities;
(8) The guarantor has encountered other events that endanger, prejudice, or may endanger or prejudice the rights and interests of the creditor, or violates other provisions of this contract.
3. If the guarantor defaults, the creditor has the right to take one or more of the following measures:
(1) Require the guarantor to correct the default act(s) within a time limit;
(2) Declare the early expiration of the performance period of the principal debt;
(3) Require the guarantor to provide a new, full and effective guarantee;
(4) Require the guarantor to immediately fulfill joint and several guarantee liability;
(5) Require the guarantor to compensate the creditor for all losses caused by the default;
(6) Revoke the guarantor’s actions that harm the interests of the creditor in accordance with the law;
(7) Directly deduct funds from any account opened by the guarantor and the guarantor’s spouse with the creditor and with all branches and subsidiaries of Industrial Bank for the purpose of repaying the guaranteed claims, and the guarantor and the guarantor’s spouse agree that the creditor has the right to determine the specific order of deduction. When the creditor deducts money from the guarantor and the guarantor’s spouse account, if the currency in the account is different from that of the guaranteed claim, it shall be converted according to the middle rate of the listed price announced by the creditor on the day of deduction. If the deduction account involves wealth management products or structured deposits, the creditor has the right to initiate the redemption application of relevant products or take other necessary measures on behalf of the guarantor and the guarantor’s spouse to ensure the smooth deduction of the creditor’s money, and the guarantor and the guarantor’s spouse shall cooperate as necessary;

(8) Use other legal means to pursue the guarantor’s liability for defaulting.
The guarantor undertakes to cooperate with the creditor regarding the above measures and waives all defenses.
Article 14 Continuity of Obligations
1. The guarantor has ongoing obligations under this contract, and such obligations shall have full and equal binding force on their guardians, heirs, right holders, receivers, assigns, and their entities after merger, reorganization, name change, and others.
2. The guarantor hereby confirms that the creditor may provide financing, guarantee and other on- and off-balance sheet financial services to the debtor on an ongoing and revolving basis in accordance with the master contract, and the guarantor shall provide joint and several liability guarantees for all claims formed by the creditor in providing such financial services, regardless of the number of times the debtor handles financial business and the amount and duration of each financial business.
3. This contract is a continuous guarantee, and the debtor’s interim payment or repayment of all the guaranteed claims or any part thereof shall not be deemed to be discharged from the guarantor’s joint and several guarantee liability under this contract, and the guarantor shall bear joint and several guarantee liability for the payment of the final balance of the guaranteed claim.
4. If any payment, security interest or other disposition that discharges or satisfies any guaranteed claim (in whole or in part) is subsequently avoided or reclaimed in any bankruptcy, insolvency or similar proceeding, the guarantor’s liability hereunder shall be automatically reinstated as if such discharge or satisfaction had never occurred.
Article 15 Arrangement of Subrogation
The guarantor hereby specifically states that in the event that the guarantor fails to assume joint and several guarantee liability, or the guarantor faces circumstances that may affect the assumption of joint and several guarantee liability and the realization of the creditor’s claims as stipulated in this contract, or the guarantor itself does not have enough property to repay the creditor’s advance payment, the creditor has the right to exercise subrogation for any claims, accounts receivable and other property rights and interests owned by the guarantor against a third party. The guarantor will voluntarily waive the defense against the creditor.
Article 16 Arrangement of Set-off

Any rights of the creditor to the guarantor under this contract or under other transaction shall not be offset by any right of set-off by the guarantor or any third party against the creditor.
Article 17 Correspondences, Communications and Notices
1. The guarantor agrees and confirms the following addresses shall serve as a notification for matters under this contract, as well as for the relevant litigation (arbitration), notarization and other legal documents in the event of disputes (including but not limited to various notices and documents of the contracting parties; litigation or arbitration proceedings and enforcement proceedings such as pleadings (or arbitration applications) and evidences, summonses, notices of response, notices of evidence, notices of court sessions, payment orders, judgments (awards), rulings, mediations, enforcement notices, notices of performance within a time limit, and other legal documents served by the court or arbitral tribunal, procedures for realizing security rights, and enforcement stages; and it further agrees that the creditor, notary institutions, courts and other judicial organs, as well as other notices and legal documents servants, have the right to choose paper or electronic means of service, among which the electronic service methods include but are not limited to e-mail addresses, China Trial Process Information Disclosure Network, national unified service platforms, local or specialized court network service platforms, and electronic network platforms and electronic apps of the servicer：
(1) If the guarantor is an entity/company:
1. Name of the recipient’s entity/company:    Zai Lab Limited        ;
Recipient’s Address:    Building B, 899 Halei Road, Pudong New Area, Shanghai                                    ;
Zip code:     201203     ;    Contact number:     [***]         ;
Contact:                [***]                    .
2. The name of the designated consignee (if any):        /    ;
Address:                /                    ;
Zip code:        /        ；    Contact number:    /    .
(2) If the guarantor is a natural person:
1. Recipient’s name:            /                    ;
Recipient’s Address:            /                    ;
Zip code:        /        ;    Contact number:    /    .
2. Designated Recipient (if any):            /            ;

Address:                    /                ;
Zip code:        /        ;    Contact number:    /    .
(3) The guarantor agrees and confirms that any of the following electronic mailing addresses is also a valid delivery address:
1. Fax, number:            /                ;
2. Email, address:             [***]                 ;
3. Mobile phone SMS, number:         [***]             ;
4. WeChat, WeChat number:             /                ;
5. QQ, number:            /                ;
6. Other electronic correspondence addresses:        /        .
(4) Spouse of the guarantor:
1. Recipient’s name:                     /            ;
Recipient’s Address:                /                ;
Zip code:        /        ；    Contact number:    /    .
2. The guarantor’s spouse agrees and confirms that any of the following electronic mailing addresses is also a valid delivery address:
Fax, number:                /                    ;
Email, address:                /                    ;
SMS, number:                /                    ;
WeChat, WeChat number:        /                ;
QQ, number:                /                ;
Other electronic correspondence addresses:            /        .
2. The period of application of the service address stipulated in paragraph 1 of this article includes all stages, such as the non-litigation stage and all stages such as the non-litigation stage and the stages of first instance, second instance, retrial, enforcement, realization of security rights, supervision procedures, and compulsory notarization after the dispute enters arbitration, litigation proceedings. If there is a change in any of the above-mentioned service addresses, the guarantor shall notify the creditor in advance (during the litigation or arbitration period, the arbitral tribunal or court shall also notify the original notary in writing) to reconfirm the service address(es) and obtain a receipt. If not notified in advance, the address(es) shall be deemed unchanged, and the corresponding legal consequences shall be borne by the guarantor itself, and the service address(es) agreed in paragraph 1 of this article shall still be regarded as the valid delivery address(es).
3. Any documents, communications, notices and the above-mentioned legal documents shall be deemed to have been served on the following dates (service to the designated recipient shall be deemed to have been served on the person) as long as they are sent at any of the addresses specified in paragraph 1 of this article:
(1) By post (including express delivery, surface mail and registered mail), the fifth working day after the date of posting shall be regarded as the date of delivery;
(2) By fax, e-mail, mobile phone SMS, WeChat message, QQ or other electronic communication address: the day of sending the message shall be regarded as the date of delivery;
(3) For special service, the date of receipt by the recipient shall be regarded as the date of delivery. If the recipient refuses to accept, the sender may record the service process by taking photos or videos, and retain the documents, which is also regarding as successful delivery.
4. If actual delivery fails because the service address provided or confirmed by the guarantor is inaccurate or untrue, or the other party and the arbitration institution, people’s court, or notary institution are not notified in time after the service address is changed, the guarantor shall bear the corresponding legal consequences and be deemed to have been effectively served:
(1) By post: the date of returning the document shall be regarded as the date of delivery;
(2) For special service, the date on which the delivery person records the situation on the delivery receipt on the spot is deemed the date of delivery;
(3) By electronic means: the date of sending the message is deemed the date of delivery.
5. The creditor shall use the domicile specified in the contract as the address of service. If the creditor sends a notice by publishing an announcement on its website, online banking, telephone banking or business outlets, the date of making the announcement shall be deemed to be the date of service. The creditor shall not be liable for any errors, omissions or delays in transmission by post, fax, telephone or any other communication system under any circumstances.
6. The parties agree that the official seals of each party’s entity, office seal, special seal for finance, special seal for contracts, special seal for receipt and receipt of creditors, and special seals for credit business of creditors are valid seals for notices or making contacts, servicing of legal documents, and making correspondences between the parties. All staff of the guarantor’s entity are authorized signatories for correspondences, communications and notices.
7. This provision is an independent clause in the contract and shall not be affected by the validity of this contract and other clauses thereof.
Article 18 Application of Laws, Jurisdiction and Dispute Resolution
1. The conclusion, validity, performance, termination, interpretation and dispute resolution of this contract shall be governed by the laws of the People’s Republic of China (for the purposes of this contract, excluding the laws of the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan).
2. Any dispute arising from this contract shall be resolved by the guarantor and the creditor through friendly negotiation; If friendly negotiation fails, all parties agree to settle the matter in the following (3) manner:
(1) Filing a lawsuit with the people’s court of the creditor’s domicile.
(2) Applying to / Arbitration Commission and apply the arbitration rules in force at the time of arbitration to resolve disputes. To the extent permitted by the arbitration rules, the parties agreed to use summary procedures for trial. The arbitral award is final and binding on all parties. The venue of the arbitral tribunal shall be in / to be heard.
(3) Other methods:         Filing a lawsuit with the people’s court of the place where this contract is signed .
3. During the dispute period, the provisions of this contract not affected by the dispute shall remain in full force. The guarantor shall not refuse to perform any of its obligations under this contract on the grounds of dispute resolution.
Article 19 The Contract’s Taking Effect and Other Matters
1. This contract shall take effect from the date of signing or sealing, or executing by fingerprint of the parties hereto, and shall be valid until all guaranteed claims are settled.
2. Any modification or supplement to this contract shall come into effect after being agreed upon by the guarantor and the creditor through negotiation and in written form, and signed, sealed or fingerprinted by the legal representatives/responsible persons or their authorized representatives of each party.
3. After this contract takes effect, the guarantor is not required confirm each article under the master contract signed by the creditor and the debtor.

4. The creditor has reminded the guarantor to pay special attention to the content of the “Important Notices for Signing” of the contract, and the guarantor has fully read all the terms of this contract, and paid special attention to the clauses in black font of this contract and the relevant liability, exemption or reduction of the creditor’s liability, and other contents that have a significant interest in the guarantor. The guarantor has fully understood the meaning of the terms of this contract and the corresponding legal consequences. Both parties have completely agreed on the terms of this contract and have no objection to the content hereof. The guarantor voluntarily provides joint and several liability guarantees to the debtor of the master contract, and fulfills joint and several guarantee liabilities in accordance with this contract.
5. During the validity period of this contract, any tolerance, grace, preferential treatment or delay in the exercise of the interests or rights enjoyed by the debtor or the guarantor in this contract shall not prejudice, affect or restrict all rights and interests that the creditor should enjoy in accordance with relevant laws, administrative regulations and this contract, and shall not be regarded as a waiver of the creditor’s rights and interests under this contract, nor shall it affect any obligations of the guarantor under this contract.
6. The creditor has the right to, according to operation and management needs, authorize or entrust other branches of Industrial Bank to perform the master contract and the rights and obligations under this contract (including but not limited to entrusting other branches of Industrial Bank to sign relevant contracts, etc.) or to assign the master contract and the rights and obligations under this contract to other branches of Industrial Bank for management. The above-mentioned actions of the creditor do not require the consent of the guarantor separately, and the guarantor shall still bear joint and several guarantee liability in accordance with the provisions of this contract. Other branches of Industrial Bank authorized or managed by creditors have the right to provide litigation to the court or submit arbitration institutions for disputes under the master contract and this contract.
7. If under the master contract, the creditor is required to open a letter of credit, guarantee or standby letter of credit for the debtor, the creditor and the debtor shall amend, supplement or finance the letter of credit under the master contract, and such modification or financing shall be deemed to have obtained the prior consent of the guarantor, and the guarantor shall still bear joint and several guarantee liability in accordance with this contract.
8. The appendices of this contract (if any) are an integral part of this contract and have the same legal effect as the main text of this contract.
9. During the validity period of the guaranteed amount agreed in this contract, a series of contracts, agreements and other legal documents signed by the creditor and the debtor to form a creditor-debt relationship shall be deemed jointly and severally liable guarantee unless it is specified in such contracts, agreements and other legal documents that are not guaranteed by this contract.
10. The contracting parties agree and confirm that during the validity period of the guaranteed amount, where a holder discounts (including rediscounting) or pledges commercial bills drawn, accepted or endorsed by the debtor with the creditor: the discount agreement or pledge financing agreement between the holder and the creditor shall constitute the Underlying Agreement secured hereunder; the creditor’s claims arising from such agreement shall fall within the scope of the guaranteed claim; and the guarantor hereby agrees to assume joint and several liability in accordance with this guarantee.
11. The original copy of this contract shall be executed in five copies, with the creditor holding four copies, the guarantor holding one copy, / holding / copy, and the debtor holding one duplicated copy, and the copies shall be updated as needed. All parties should keep the contract text properly.
Article 20 Notarization and Voluntary Acceptance of Compulsory Enforcement
1. If any party to this contract requests notarization, this contract shall be notarized at a notary institution prescribed by the state.
2. The contract that has been notarized for compulsory enforcement has the effect of compulsory enforcement. When the guarantor fails to perform or improperly performs its debts, or if the creditor realizes its claims as stipulated by laws and regulations and as stipulated in this contract, the guarantor agrees that the creditor shall apply to the notary institution for the issuance of an enforcement certificate with compulsory enforcement effect, and the guarantor shall voluntarily accept the compulsory enforcement measures directly applied by the creditor to the competent people’s court with the enforcement certificate.
3. All parties agree that on the following: before issuing the enforcement certificate, the notary institution has the right to verify the facts of default such as the guarantor’s failure to perform or improper performance of debts by one or more means, including post, telephone, fax, email, mobile phone text message, WeChat, QQ, special service and interview in accordance with the “Correspondences, Communications and Notices” agreed in this contract. If verification is conducted by telephone or face to face, it shall be deemed to have been served at the end of the interview or call; if verification is conducted by post, fax, email, mobile phone SMS, WeChat, QQ, or personal delivery, the date of delivery shall be subject to the clause, “ Correspondences, Communications and Notices” hereof.
4. If the guarantor has any objection to the facts of default verified in the preceding paragraph, it shall provide written evidence to the notary public with sufficient evidence within five working days from the date of service. If the evidence is not presented on time or the notary public believes that the evidence is insufficient to support its claim, it shall be deemed that the guarantor confirms the relevant default such as non-performance or improper performance of debts, and agrees to issue an enforcement certificate based on the creditor’s application. Where the notary institution prescribes alternative procedures for verification or evidence submission, such prescriptions shall apply.
Article 21 Supplementary Provisions
1. Both parties confirm and agree that:
(1) Paragraph 1, Article 8 of this contract shall be amended to read: “The guarantor shall bear joint and several guarantee liability under this contract, as long as the creditor submits to the guarantor a debt collection notice document listing the reference number of the guarantee contract and the balance of creditor’s claim, the guarantor shall immediately perform its repayment obligation upon receipt.”
(2) Paragraph 7, Article 9 of this contract does not apply.
(3) Paragraph 11, Article 9 of this contract shall be amended to read: “no material litigation, arbitration or administrative penalty against the guarantor or its property has occurred or is pending or may occur to the guarantor’s knowledge, and, no liquidation or business suspension or other similar proceedings has occurred against the guarantor, whether initiated voluntarily or by a third party.”
(4) Paragraph 2, Article 10 of this contract shall be amended to read: “During the validity period of this contract, if the guarantor undergoes a share transfer, reorganization, merger, spinoff, shareholding reform, joint venture establishment, partnership, joint cooperation, contracting, lease, change of business scope and registered capital, transfer of major assets, contingent liabilities, etc., or any matter that may affect or seriously affect its ability to bear liabilities, the guarantor will notify the creditor in writing within a reasonable period of time.”
(5) The last sentence of Article 11, Paragraph 1 of this contract shall be amended to read: “If the account agreed in this paragraph involves wealth management products or structured deposits and other products, the guarantor and the guarantor’s spouse hereby irrevocably authorize the creditor to directly initiate the redemption application for the relevant product or take other necessary measures on behalf of themselves to ensure the smooth deduction of the above amounts by the creditor, and the guarantor and the guarantor’s spouse shall cooperate as necessary.”
(6) Paragraph 2, Article 11 of this contract shall be amended to read: “The creditor has the right to reasonably request the guarantor to provide financial reports, financial statements, personal information and other information reflecting its business situation and credit status at any time.”
(7) The last sentence of Article 11, Paragraph 3 of this contract shall be amended to read: “The guarantor voluntarily waives the defense that the creditor should first perform the security of the property provided by the debtor ”
(8) Article 12 of this contract shall be amended to read: “The guarantor agrees and confirms that the creditor and the debtor negotiate to modify or change the master contract, or the extension of the financing, guarantee and other on- and off-balance sheet financial business under the master contract, under the premise of not aggravating the debt, shall be deemed to have obtained the guarantor’s prior consent without notifying the guarantor, and the guarantor’s joint and several guarantee liability shall not be reduced or exempted thereby.”
(9) The original provision in Paragraph 3, Article 13 of this contract, which stated “the guarantor undertakes to cooperate regarding the execution of the above-mentioned measures by the creditor and waives all defenses,” should be amended to “the guarantor undertakes to cooperate regarding the execution of the above-mentioned measures by the creditor”.
(10) Article 15 of this contract shall be amended to read: “The guarantor hereby specifically declares that once the guarantor fails to assume joint and several guarantee liability, or if the guarantor has circumstances that may affect the assumption of joint and several guarantee liability and the realization of creditor’s claims as stipulated in this contract, or if the guarantor itself does not have enough property to repay the creditor’s advance payment, the creditor has the right to exercise subrogation for any claims, accounts receivable and other property rights and interests owned by the guarantor against a third party.”
(11) Paragraph 2, Article 17 of this contract shall be amended to read: “The period of application of the service addresses stipulated in paragraph 1 of this article includes all stages such as the non-litigation stage and the dispute entering arbitration, the first instance, second instance, retrial, enforcement, the procedure for realizing security rights, the supervision procedure, and the compulsory notarization.” If there is a change in the above-mentioned service address(es), the guarantor shall promptly notify the creditor in writing after the change occurs (during the litigation or arbitration period, the arbitral tribunal or court shall also notify the original notary in writing if the compulsory notarization has been handled) to reconfirm the service address(es) and obtain a receipt. If not notified in a timely manner, it shall be deemed that the address(es) shall remain unchanged, and the corresponding legal consequences shall be borne by the guarantor itself, and the service address(es) agreed in paragraph 1 of this article shall still be regarded as valid service address(es).”
2. In the event of any discrepancy between the supplementary provisions of this contract and other clauses hereof, the supplementary provisions shall prevail.

Creditor (company seal): Industrial Bank Co., Ltd. Shanghai Gubei Branch Responsible person or authorized signatory (signature and seal): Ping Yao (name chop) October 13, 2025
If the guarantor is an entity/company: Guarantor (official seal): Zai Lab Limited Legal representative or authorized signatory (signature and seal/fingerprint): /s/ Xiaopeng Feng October 13, 2025
If the guarantor is a natural person:
Guarantor (signature/fingerprint):
ID type and number:        /
Date:             /
The guarantor’s spouse hereby makes the following undertaking:
I, as the guarantor’s spouse, agree that the guarantor signs and performs this guarantee contract, and have paid special attention to the contents of the contract that is of significant interest to me, such as the provisions bolded in black font, those regarding relevant rights and obligations restriction or exemption, and the reduction of the liabilities of Industrial Bank, and I have a comprehensive and accurate understanding of such contract terms. The creditor has fully explained and described the relevant terms and personal information processing rules at my request, and I have issued a written document giving my consent to the processing of personal information by Industrial Bank, as well as to providing joint and several liability guarantee for the debts under the contract based on the joint property of the husband and wife as the master contract as agreed herein. If the creditor needs to dispose of the guarantor’s property and the properties jointly owned by the guarantor and me in order to exercise its rights under this guarantee contract, I agree and accept the disposal and arrangement made by the creditor without raising any objection or defense.
Guarantor’s Spouse (Signature/Fingerprint):
Document type and certificate number:     /
Date:             /